Exhibit 99.1

RAMCO-GERSHENSON PROPERTIES TRUST REPORTS
FINANCIAL AND OPERATING RESULTS FOR THE FOURTH QUARTER AND YEAR-END 2016
AND PROVIDES GUIDANCE FOR 2017

FARMINGTON HILLS, Michigan – February 21, 2017 - Ramco-Gershenson Properties Trust (NYSE:RPT) today announced its financial and operating results for the three and twelve months ended December 31, 2016. The Company also provided guidance for 2017.

FOURTH QUARTER FINANCIAL AND OPERATING RESULTS:

•	Net income attributable to common shareholders of $0.07 per diluted share, compared to $0.16 per diluted share for the same period in 2015.

•	Operating Funds from Operations (“Operating FFO”) of $0.33 per diluted share, compared to $0.34 per diluted share for the same period in 2015.

•	Total consolidated portfolio net operating income ("NOI") growth of 11.2%.

•
Generated same-center NOI growth with redevelopment of 1.1% for the three months ended December 31, 2016. Excluding the impact of Sports Authority, same property NOI growth with redevelopment for the quarter would have been 3.8%.

•	Signed 63 comparable leases encompassing 379,571 square feet at a positive releasing spread of 9.2%.

•	Acquired one in-fill, urban-oriented shopping center in the affluent Minneapolis sub-market of Edina, Minnesota for $32.0 million.

2016 FULL-YEAR FINANCIAL AND OPERATING RESULTS:

•	Net income attributable to common shareholders of $0.66 per diluted share, compared to $0.73 per diluted share for the same period in 2015.

•	Operating FFO of $1.36 per diluted share, compared to $1.34 per diluted share for the same period in 2015.

•	Total consolidated portfolio NOI growth of 8.3%.

•
Generated same-center NOI growth with redevelopment of 2.8% for the twelve months ended December 31, 2016. Excluding the impact of Sports Authority, same property NOI growth with redevelopment for the year would have been 3.9%.

•	Signed 252 comparable leases encompassing 1,652,010 square feet at a positive releasing spread of 9.0%.

•	Disposed of $121.9 million of income producing properties at a blended capitalization rate of 7.6%.

•	Completed approximately $35.9 million in redevelopment projects at a stabilized return on cost of 9.3%.

•	Posted consolidated portfolio average base rent per square foot of $14.20, excluding land leases.

•	Generated consolidated portfolio leased occupancy at year-end of 94.4%, including anchor leased occupancy of 97.0% and small shop leased occupancy of 88.2%.

•	Increased annual dividend by 4.8%, to $0.86 per share.

SUBSEQUENT TRANSACTIONS:

•	Acquired Providence Marketplace, an 830,000 square foot regional dominant shopping center in the rapidly growing eastern Nashville suburb of Mt. Juliet, Tennessee, for $114.7 million.

•	Acquired Webster Place, a 135,000 square foot in-fill, urban-oriented shopping center in the affluent Chicago neighborhood of Lincoln Park, Illinois, for $52.7 million.

•	Sold one Flint Township, Michigan shopping center totaling 152,073 square feet for $14.2 million.

•	Under contract to sell an Auburn Hills, Michigan shopping center totaling 90,553 square feet for $14.3 million.

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“In 2016, the Company achieved a number of its stated objectives, including the continued enhancement of our shopping center portfolio, which contributed to solid financial and operating results,” said Dennis Gershenson, President and Chief Executive Officer. “We are enthusiastic about our prospects in 2017, as we initiate the roll-out of our value-creation strategy that we believe will contribute to stronger earnings and NAV growth that both envisions and benefits from a rapidly changing retail environment. Our plans for the year includes transforming 10% of our portfolio through buying and selling approximately $250 million of income producing properties, reducing our Michigan exposure to less than 20% and producing solid same-property NOI growth."

FINANCIAL RESULTS:
For the three months ended December 31, 2016:

•	Net income available to common shareholders of $5.2 million, or $0.07 per diluted share, compared to $13.0 million, or $0.16 per diluted share for the same period in 2015.

•	Funds from Operations (“FFO”) of $29.1 million, or $0.33 per diluted share, compared to $30.2 million, or$0.34 per diluted share for the same period in 2015.

•	Operating FFO of $29.5 million, or $0.33 per diluted share, compared to $30.0 million or $0.34 per diluted share for the same period in 2015.

For the twelve months ended December 31, 2016:

•	Net income available to common shareholders of $53.0 million, or $0.66 per diluted share, compared to $57.8 million, or $0.73 per diluted share for the same period in 2015.

•	FFO of $118.7 million, or $1.35 per diluted share, compared to $119.6 million, or $1.36 per diluted share for the same period in 2015.

•	Operating FFO of $119.4 million, or $1.36 per diluted share, compared to $117.8 million, or $1.34 per diluted share for the same period in 2015.

YEAR-END BALANCE SHEET METRICS:

•	Net debt to EBITDA of 6.3X, interest coverage of 3.9X, and fixed charge coverage of 3.2X.

•	Weighted average term of debt to maturity of 7.0 years.

INVESTMENT ACTIVITY:
Acquisitions
In the fourth quarter, the Company acquired Centennial Shops, an 85,000 square foot urban-oriented shopping center in the first-ring, affluent Minneapolis suburb of Edina, Minnesota, for $32.0 million. Centennial Shops is strategically positioned as a premier entertainment and specialty center anchored by The Container Store, West Elm and Pinstripes, each of which operates its only Minneapolis location at the property. The center is 100% occupied and benefits from solid in-place tenancies, its infill location in a high income trade area, and presents the opportunity to produce strong internal growth through mark-to-market of existing leases.

Subsequent to year-end, the Company acquired two high-quality shopping centers for $167.4 million. The shopping centers acquired are:

•
Providence Marketplace, an 830,000 square foot regional dominant shopping center, located in Mt. Juliet, a rapidly growing eastern suburb of Nashville, Tennessee, was acquired for $114.7 million. Located 15 miles east of Nashville, the center is strategically located off the I-40 interchange and benefits from a slip ramp that directs traffic off of the highway into the property. Providence Marketplace features a best-in-market grocery, value and entertainment retail line-up including Target (shadow), Kroger (shadow), T.J. Maxx/Home Goods, Dick’s Sporting Goods, Ross Dress for Less and Regal Cinema as well as 127,000 square feet of restaurants, service uses and specialty retailers. Providence Marketplace is the Company’s first shopping center in the Nashville metropolitan area reflecting a major component of the Company’s long-term strategy of investing in regional dominant centers in large trade areas that are part of high-growth markets. The trade area for Providence is projected to grow 12.0% over the next five years. The Nashville MSA is expected to grow 9.5%. The substantial growth in the area is being driven primarily by Nashville’s expanding music, healthcare and education industries. The Company believes this growth will provide the catalyst to expand and densify the shopping center. Providence Marketplace is 98% leased.

•
Webster Place, a 135,000 in-fill, urban-oriented shopping center, located in Lincoln Park, an affluent neighborhood of Chicago, Illinois was acquired for $52.7 million. The center is located along the highly-desirable Clybourn Corridor, the primary retail corridor in Lincoln Park, at the southwest corner of Clybourn and Webster Avenues. Webster Place’s entertainment driven tenant line-up, featuring an 11-screen Regal Cinema, Webster Place Athletic Club, Barnes and Noble and 23,000 square feet of small shop space, caters to an exceptionally dense three-mile trade area of 524,000 people with an average household income of $104,000. As a result of tight barriers to entry in the market, the center is poised to benefit from small shop occupancy gains and mark-to-market of leases as well as from a 40 acre mixed-use development adjacent to the center that is currently under construction. Webster Place is 95% leased.

Dispositions

During 2016, the Company disposed of $121.9 million of income producing properties.

Subsequent to year-end, the Company sold one Michigan shopping center for $14.2 million and agreed to sell a second Michigan shopping center for $14.3 million. The shopping centers are:

•	Oakbrook Square, Flint Township, Michigan (100% ownership), a 152,073 square foot shopping center anchored by T.J. Maxx and Hobby Lobby with average base rent per square foot of $9.57.

•	The Auburn Mile, Auburn Hills, Michigan (100% ownership), a 90,553 square foot shopping center anchored by Best Buy and JoAnn Fabrics with average base rent per square foot of $11.59.

Redevelopment
In 2016, the Company completed approximately $35.9 million of value-add redevelopments at a weighted average stabilized return on cost of 9.3%.

During the quarter, the Company commenced two new redevelopment projects totaling $21.8 million. The projects are:

•
Troy Marketplace, Troy, Michigan - Adding 28,000 square feet of new GLA by acquiring additional outparcel land and expanding the existing shopping center. Troy Marketplace is 100% leased and is anchored by Nordstrom Rack, REI and LA Fitness. The total cost of the project is expected to be $10.1 million.

•
Woodbury Lakes, Woodbury, Minnesota - Adding a 44,000 square foot best-in-class dine-in, movie theater complex at a total estimated cost of $11.7 million. The addition of the theater is the first phase of a multi-phase strategic redevelopment at the property.

At December 31, 2016, the Company's redevelopment pipeline consisted of ten projects with an estimated total cost of $69.6 million, which are expected to stabilize over the next two years at an average return on cost between 9% - 10%.

FINANCING ACTIVITY:

In November, the Company closed on the sale of $75.0 million of senior unsecured notes in a private placement with two high-quality institutional investors. The financing proceeds, as well as proceeds from recent asset sales, were used to pay off debt maturities through 2017.

At year-end, the Company had $859.1 million of unsecured debt at an average interest rate of 3.60% and $160.7 million in mortgage debt at an average interest rate of 5.28%. The weighted average term for all debt was 7.0 years at an overall average interest rate of 3.95% and the unencumbered asset pool was approximately $2.1 billion.

DIVIDEND:

In the fourth quarter, the Company declared a regular cash dividend of $0.22 per common share for the period October 1, 2016 through December 31, 2016 and a Series D convertible perpetual preferred share dividend of $0.90625 per share for the same period. The dividends were paid on January 3, 2017 to shareholders of record as of December 20, 2016. During the year, the Company declared dividends of $0.86 per common share. The Operating FFO payout ratio for the full year was 63.2%.

2017 GUIDANCE:

The Company is introducing guidance for 2017 FFO and Operating FFO per diluted share, as well as certain other key measures:

•	Same Property NOI growth including redevelopment of 2.5% to 3.5%.

•	Same Property NOI growth excluding redevelopment of 0.5% to 1.5%.

•	Non-cash adjustments (straight-line, other) of $6.2 million to $6.6 million.

•	General and Administrative expenses of $22.5 million to $23.5 million.

•	Interest Expense of approximately $43.0 million.

•	Investment Activity:

◦	$250 million of acquisitions at an average capitalization rate of 5.75% - 6.25%.

◦	$250 million of dispositions at an average capitalization rate of 7.75% - 8.75%.

	Low	High
2016 FFO and OFFO per common share-diluted	$1.36	$1.36
Same Property NOI growth, excluding the impact of development	0.01	0.02
Growth from development	0.03	0.04
Total Same Property NOI	$0.04	$0.06

Non-cash adjustments (straight-line adjustments)	$0.01	$0.01
General and Administrative expenses	(0.02)	(0.01)
Interest Expense	0.02	0.02
Impact of 2016 transaction NOI	(0.05)	(0.05)
Impact of 2017 transaction NOI	(0.02)	(0.01)
2017 OFFO per common share-diluted	$1.34	$1.38

The Company's 2017 guidance excludes any unforeseen one-time items including provisions for impairment, transactions costs, gain or loss on extinguishment of debt and other items.

CONFERENCE CALL/WEBCAST:

Ramco-Gershenson Properties Trust will host a live broadcast of its fourth quarter conference call on Wednesday, February 22, 2017 at 9:00 a.m. eastern time, to discuss its financial and operating results as well as its 2017 guidance. The live broadcast will be available on-line at www.rgpt.com and www.investorcalendar.com and also by telephone at (877) 407-9205, no pass code needed. A replay will be available shortly after the call on the aforementioned websites (for ninety days) or by telephone at (877) 481-4010, (Conference ID: 13652439), for one week.

SUPPLEMENTAL MATERIALS:

The Company’s quarterly financial and operating supplement is available on its corporate web site at www.rgpt.com. If you wish to receive a copy via email, please send requests to dhendershot@rgpt.com.

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ABOUT RAMCO-GERSHENSON PROPERTIES TRUST:

Ramco-Gershenson Properties Trust (NYSE:RPT) is a premier, national publicly-traded shopping center real estate investment trust (REIT) based in Farmington Hills, Michigan.  The Company's primary business is the ownership and management of regional dominant and urban-oriented shopping centers in the 40 largest metropolitan markets in the United States.  At December 31, 2016, the Company owned interests in and managed a portfolio of 65 shopping centers and two joint venture properties. At December 31, 2016, the Company's consolidated portfolio was 94.4% leased. Ramco-Gershenson is a fully-integrated qualified REIT that is self-administered and self-managed. For additional information about the Company please visit www.rgpt.com or follow Ramco-Gershenson on Twitter @RamcoGershenson and facebook.com/ramcogershenson/.

This press release may contain forward-looking statements that represent the Company’s expectations and projections for the future. Management of Ramco-Gershenson believes the expectations reflected in any forward-looking statements made in this press release are based on reasonable assumptions. Certain factors could occur that might cause actual results to vary, including deterioration in national economic conditions, weakening of real estate markets, decreases in the availability of credit, increases in interest rates, adverse changes in the retail industry, our continuing ability to qualify as a REIT and other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

Company Contact:
Dawn L. Hendershot, Vice President of Investor Relations
and Corporate Communications
31500 Northwestern Highway, Suite 300
Farmington Hills, MI 48334
dhendershot@rgpt.com
(248) 592-6202

RAMCO-GERSHENSON PROPERTIES TRUST
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	December 31,
	2016	2015
ASSETS
Income producing properties, at cost:
Land	$374,889	$392,352
Buildings and improvements	1,757,781	1,792,129
Less accumulated depreciation and amortization	(345,204)	(331,520)
Income producing properties, net	1,787,466	1,852,961
Construction in progress and land available for development or sale	61,224	60,166
Real estate held for sale	8,776	453
Net real estate	1,857,466	1,913,580
Equity investments in unconsolidated joint ventures	3,150	4,325
Cash and cash equivalents	3,582	6,644
Restricted cash	11,144	8,708
Accounts receivable, net	24,016	26,116
Acquired lease intangibles, net	72,424	88,819
Other assets, net	89,716	87,890
TOTAL ASSETS	$2,061,498	$2,136,082

LIABILITIES AND SHAREHOLDERS' EQUITY
Notes payable, net	$1,021,223	$1,083,711
Capital lease obligation	1,066	1,108
Accounts payable and accrued expenses	57,357	53,762
Acquired lease intangibles, net	63,734	64,193
Other liabilities	6,800	10,035
Distributions payable	19,627	18,807
TOTAL LIABILITIES	1,169,807	1,231,616

Commitments and Contingencies

Ramco-Gershenson Properties Trust ("RPT") Shareholders' Equity:
Preferred shares, $0.01 par, 2,000 shares authorized: 7.25% Series D Cumulative Convertible Perpetual Preferred shares, (stated at liquidation preference $50 per share), 1,849 shares issued and outstanding as of December 31, 2016 and 2015, respectively	92,427	92,427
Common shares of beneficial interest, $0.01 par, 120,000 shares authorized, 79,272 and 79,162 shares issued and outstanding as of December 31, 2016 and 2015, respectively	793	792
Additional paid-in capital	1,158,430	1,156,345
Accumulated distributions in excess of net income	(381,912)	(365,747)
Accumulated other comprehensive income (loss)	985	(1,404)
TOTAL SHAREHOLDERS' EQUITY ATTRIBUTABLE TO RPT	870,723	882,413
Noncontrolling interest	20,968	22,053
TOTAL SHAREHOLDERS' EQUITY	891,691	904,466
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,061,498	$2,136,082

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RAMCO-GERSHENSON PROPERTIES TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2016	2015	2016	2015
REVENUE
Minimum rent	$48,253	$48,196	$192,793	$183,198
Percentage rent	90	143	600	539
Recovery income from tenants	14,774	18,039	62,841	61,561
Other property income	1,239	1,869	4,167	4,739
Management and other fee income	98	331	529	1,753
TOTAL REVENUE	64,454	68,578	260,930	251,790

EXPENSES
Recoverable operating & real estate tax expense	18,384	20,192	71,320	69,341
Other non-recoverable operating expense	1,014	1,463	3,575	4,271
Depreciation and amortization	21,986	25,042	91,793	89,439
Acquisition costs	198	70	316	644
General and administrative expense	4,967	5,709	22,041	20,077
Provision for impairment	—	—	977	2,521
TOTAL EXPENSES	46,549	52,476	190,022	186,293

OPERATING INCOME	17,905	16,102	70,908	65,497

OTHER INCOME AND EXPENSES
Other expense, net	129	(262)	(177)	(624)
Gain on sale of real estate	96	9,565	35,781	17,570
Earnings from unconsolidated joint ventures	117	724	454	17,696
Interest expense	(10,351)	(10,660)	(43,071)	(40,778)
Amortization of deferred financing fees	(345)	(380)	(1,443)	(1,433)
Other gain on unconsolidated joint ventures	—	—	215	7,892
(Loss) gain on extinguishment of debt	(409)	—	(1,256)	1,414
INCOME BEFORE TAX	7,142	15,089	61,411	67,234
Income tax provision	(65)	(33)	(299)	(339)
NET INCOME	7,077	15,056	61,112	66,895
Net (income) loss attributable to noncontrolling partner interest	(166)	(370)	(1,448)	(1,786)
NET INCOME ATTRIBUTABLE TO RPT	6,911	14,686	59,664	65,109
Preferred share dividends	(1,676)	(1,676)	(6,701)	(6,838)
Preferred share conversion costs	—	—	—	(500)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$5,235	$13,010	$52,963	$57,771

EARNINGS PER COMMON SHARE
Basic	$0.07	$0.16	$0.66	$0.73
Diluted	$0.07	$0.16	$0.66	$0.73

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	79,268	79,162	79,236	78,848
Diluted	79,461	79,339	79,435	79,035

RAMCO-GERSHENSON PROPERTIES TRUST
FUNDS FROM OPERATIONS
(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015

Net income	$7,077	$15,056	$61,112	$66,895
Net income attributable to noncontrolling partner interest	(166)	(370)	(1,448)	(1,786)
Preferred share dividends	(1,676)	(1,676)	(6,701)	(6,838)
Preferred share conversion costs	—	—	—	(500)
Net income available to common shareholders	5,235	13,010	52,963	57,771
Adjustments:
Rental property depreciation and amortization expense	21,931	25,004	91,610	89,289
Pro-rata share of real estate depreciation from unconsolidated joint ventures	73	88	310	1,782
Gain on sale of depreciable real estate	—	(9,360)	(34,106)	(13,529)
Gain on sale of joint venture depreciable real estate (1)	—	(605)	(26)	(16,489)
Other gain on unconsolidated joint ventures (2)	—	—	(215)	(7,892)
FFO available to common shareholders	27,239	28,137	110,536	110,932

Noncontrolling interest in Operating Partnership (3)	166	370	1,448	1,786
Preferred share dividends (assuming conversion) (4)	1,676	1,676	6,701	6,838
FFO available to common shareholders and dilutive securities	$29,081	$30,183	$118,685	$119,556

Gain on sale of land	(96)	(205)	(1,673)	(4,042)
Provision for impairment on land available for development or sale	—	—	977	2,521
Loss (gain) on extinguishment of debt	409	—	1,256	(1,414)
Accelerated amortization of debt premium	(128)	—	(128)	—
Acquisition costs	198	70	316	644
Preferred share conversion costs	—	—	—	500
OPERATING FFO available to common shareholders and dilutive securities	$29,464	$30,048	$119,433	$117,765

Weighted average common shares	79,268	79,162	79,236	78,848
Shares issuable upon conversion of Operating Partnership Units (3)	1,917	2,029	1,943	2,187
Dilutive effect of restricted stock	193	177	199	187
Shares issuable upon conversion of preferred shares (4)	6,630	6,553	6,630	6,692
WEIGHTED AVERAGE EQUIVALENT SHARES OUTSTANDING, DILUTED	88,008	87,921	88,008	87,914

FFO available to common shareholders and dilutive securities per share, diluted	$0.33	$0.34	$1.35	$1.36

Operating FFO available to common shareholders and dilutive securities per share, diluted	$0.33	$0.34	$1.36	$1.34

Dividend per common share	$0.22	$0.21	$0.86	$0.82
Payout ratio - Operating FFO	66.7%	61.8%	63.2%	61.2%

(1)	Amount included in earnings from unconsolidated joint ventures.

(2)	The gain represents the difference between the carrying value and the fair value of our previously held equity investment in the joint properties triggered by disposals of joint venture properties.

(3)	The total noncontrolling interest reflects OP units convertible 1:1 into common shares.

(4)
Series D convertible preferred shares are paid annual dividends of $6.7 million and are currently convertible into approximately 6.6 million shares of common stock. They are dilutive only when earnings or FFO exceed approximately $0.26 per diluted share per quarter and $1.01 per diluted share per year. The conversion ratio is subject to adjustment based upon a number of factors, and such adjustment could affect the dilutive impact of the Series D convertible preferred shares on FFO and earning per share in future periods.

Management considers funds from operations, also known as “FFO”, to be an appropriate supplemental measure of the financial performance of an equity REIT.  Under the NAREIT definition, FFO represents net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of depreciable property and excluding impairment provisions on depreciable real estate or on investments in non-consolidated investees that are driven by measurable decreases in the fair value of depreciable real estate held by the investee, plus depreciation and amortization, (excluding amortization of financing costs). Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. In addition to FFO available to common shareholders, we include Operating FFO available to common shareholders as an additional measure of financial and operating performance. Operating FFO excludes acquisition costs and periodic items such as impairment provisions on land available for development or sale, bargain purchase gains, and gains or losses on extinguishment of debt that are not adjusted under the current NAREIT definition of FFO.  We provide a reconciliation of FFO to Operating FFO. FFO and Operating FFO should not be considered alternatives to GAAP net income available to common shareholders or as alternatives to cash flow as measures of liquidity. While we consider FFO available to common shareholders and Operating FFO available to common shareholders useful measures for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs, our computations of FFO and Operating FFO may differ from the computations utilized by other real estate companies, and therefore, may not be comparable.